AMENDMENT TO THE HUNTINGTON FUNDS

INVESTMENT ADVISORY AGREEMENT

THIS AMENDMENT TO THE HUNTINGTON FUNDS INVESTMENT ADVISORY AGREEMENT (“Amendment”) dated as of August 19, 2014 is by and between The Huntington Funds (the “Trust”) and Huntington Asset Advisors, Inc. (the “Adviser”).

W I T N E S S E T H:

WHEREAS, the Trust and Adviser are parties to that certain Huntington Funds Investment Advisory Agreement dated as of June 23, 2006 (such agreement, together with all exhibits, schedules, amendments, modifications, restatements, or other supplements thereto, and any other documents executed or delivered in connection therewith, the “Original Agreement”); and

WHEREAS, the Board of Trustees of the Trust approved the implementation of advisory fee breakpoints for the retail portfolios of the Trust, whereby the advisory fee rate shall be reduced for a retail portfolio automatically upon its assets reaching pre-determined levels, all as set forth on Schedule A.

NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Schedule A to the Original Agreement is hereby deleted in its entirety and replaced with the Amended and Restated Schedule A attached hereto and made a part hereof.

2. Unless otherwise specified, capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Original Agreement.

3. All references in the Original Agreement to the “Agreement” shall be deemed to be references to the Original Agreement, as amended hereby.

4. Except as expressly provided herein, the Original Agreement shall remain in full force and effect without any modification, amendment or change.

5. If any term, provision, covenant or condition of this Amendment, or any application hereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, all provisions, covenants, and conditions of this Amendment, and all applications hereof, not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby, provided that the invalidity, voidness or unenforceability of such term, provision, covenant or condition does not materially impair the ability of the parties hereto to consummate the transactions contemplated hereby.

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth above by a duly authorized officer of each party.

HUNTINGTON ASSET ADVISORS, INC.		THE HUNTINGTON FUNDS

By:	/s/ B. Randolph Bateman	By:	/s/ R. Jeffrey Young
Name:	B. Randolph Bateman	Name:	R. Jeffrey Young
Title:	President	Title:	Chief Executive Officer

EXHIBIT A

SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT

BETWEEN

THE HUNTINGTON FUNDS AND

HUNTINGTON ASSET ADVISORS, INC.

Amended as of August 19, 2014

Fund Name	Compensation	Date

Huntington Disciplined Equity Fund

Annual rate of sixty one hundredths of one percent (0.60%) of the Huntington Disciplined Equity Fund’s average daily net assets, on assets up to $500M.

Annual rate of fifty-five hundredths of one percent (0.55%) of the Huntington Disciplined Equity Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of fifty one hundredths of one percent (0.50%) of the Huntington Disciplined Equity Fund’s average daily net assets, on assets in excess of $1B.

August 31, 2012

Huntington Dividend Capture Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Dividend Capture Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Dividend Capture Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Dividend Capture Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Fund Name	Compensation	Date

Huntington Global Select Markets Fund

Annual rate of one percent (1.00%) of the Huntington Global Select Markets Fund average daily net assets.

Annual rate of ninety-five one hundredths of one percent (0.95%) of the Huntington Global Select Markets Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of ninety one hundredths of one percent (0.90%) of the Huntington Global Select Markets Fund’s average daily net assets, on assets in excess of $1B.

December 28, 2009

Huntington International Equity Fund

Annual rate of one percent (1.00%) of the Huntington International Equity Fund’s average daily net assets, on assets up to $500M.

Annual rate of ninety-five one hundredths of one percent (0.95%) of the Huntington International Equity Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of ninety one hundredths of one percent (0.90%) of the Huntington International Equity Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Huntington Real Strategies Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Real Strategies Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Real Strategies Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Real Strategies Fund’s average daily net assets, on assets in excess of $1B.

April 30, 2007

Huntington Situs Fund

Annual rate of seventy-five one hundredths of one percent (0.75%) of the Huntington Situs Fund’s average daily net assets, on assets up to $500M.

Annual rate of seventy one hundredths of one percent (0.70%) of the Huntington Situs Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of sixty-five one hundredths of one percent (0.65%) of the Huntington Situs Fund’s average daily net assets, on assets in excess of $1B.

June 23, 2006

Fund Name	Compensation	Date
Huntington World Income Fund

Annual rate of fifty one hundredths of one percent (0.50%) of the Huntington World Income Fund’s average daily net assets, on assets up to $500M.

Annual rate of forty-five one hundredths of one percent (0.45%) of the Huntington World Income Fund’s average daily net assets, on assets from $500M to $1B.

Annual rate of forty one hundredths of one percent (0.40%) of the Huntington World Income Fund’s average daily net assets, on assets in excess of $1B.

August 31, 2012

Huntington Balanced Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Balanced Allocation Fund’s average daily net assets.	July 29, 2009

Huntington Conservative Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Conservative Allocation Fund’s average daily net assets.	July 29, 2009

Huntington Growth Allocation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Growth Allocation Fund’s average daily net assets.	July 29, 2009

Huntington Income Generation Fund	Annual rate of ten one hundredths of one percent (0.10%) of the Huntington Income Generation Fund’s average daily net assets.	August 31, 2012

IN WITNESS WHEREOF, each of the parties hereto has caused this instrument to be executed in its name and on its behalf by its duly authorized representative as of the date first above written.

HUNTINGTON ASSET ADVISORS, INC.		THE HUNTINGTON FUNDS

By:	/s/ B. Randolph Bateman	By:	/s/ R. Jeffrey Young
Name:	B. Randolph Bateman	Name:	R. Jeffrey Young
Title:	President	Title:	Chief Executive Officer

This Schedule A, amended as of August 19, 2014, is hereby incorporated and made part of the Investment Advisory Agreement dated June 23, 2006, between the Trust and Huntington Asset Advisors, Inc., as amended (the “Agreement”), and replaces any and all prior versions of Schedule A to the Agreement.

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